UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EQNIKH TRAPEZA THS ELLADOS A.E.

(Exact name of registrant as specified in its charter)

National Bank of Greece, S.A.

(translation of registrant’s name into English)

Hellenic Republic	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

86 Eolou Street
Athens, 10232
Hellenic Republic

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

American Depositary Shares, Series A Non-cumulative Preference Shares, Series A	New York Stock Exchange, Inc. New York Stock Exchange, Inc.*

*              Application is made for listing, not trading, but only in connection with the registration of American Depositary Shares pursuant to the requirements of the New York Stock Exchange.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-151194

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant’s Securities to be Registered.

National Bank of Greece, S.A. hereby incorporates by reference the description of its securities to be registered hereunder contained in (a) the Prospectus dated May 27, 2008 under “Description of Preference Shares” and “Description of American Depositary Shares”, filed with the Commission on May 27, 2008 and (b) the Prospectus Supplement dated May 30, 2008 under “Certain Terms of the Series A Preference Shares” and “Certain U.S. Federal and Greek Tax Consequences”, filed with the Commission on June 3, 2008 pursuant to  Rule 424(b)(2), in the case of both (a) and (b) in connection with Registration Statement on Form F-3 File No. 333-151194 declared effective by the Commission on May 27, 2008.

Item 2.       Exhibits.

(A)

Registration Statement on Form F-3, including the Prospectus and the Prospectus Supplement (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333-151194)).

(B)	1.1

English translation of the form of Articles of Association of the Registrant, as amended, after giving effect to the proposed issuance of the preference shares (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form F-3 (File No. 333-151194)).

	1.2

English translation of the form of resolution of the Board of Directors of the Registrant providing for the proposed issuance of the Series A Preference Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s Form F-3 (File No. 333-151194)).

	2.1	Form of certificate for the Series A Preference Shares (incorporated by reference to Exhibit 4.3 to the Registrant’s Form F-3 (File No. 333-151194)).

	2.2

Form of American Depositary Receipt, Series A, evidencing American Depositary Shares, Series A, representing Series A Preference Shares (incorporated by reference to Exhibit A to Exhibit 4.4 to the Registrant’s Form F-3 (File No. 333-151194)).

	2.3

Deposit Agreement among National Bank of Greece, S.A., The Bank of New York and all holders from time to time of American Depositary Shares issued thereunder, including the Form of the American Depositary Receipt (incorporated by reference to Exhibit 4.4 to the Registrant’s Form F-3 (File No. 333-151194)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

National Bank of Greece, S.A.

	By:	/s/ Efstratios-Georgios (Takis) A. Arapoglou
Name: Efstratios-Georgios (Takis) A. Arapoglou
Title: Chairman and Chief Executive Officer

Date: June 20, 2008